EXHIBIT 99.2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 11-K

                       ----------------------------------



                                  ANNUAL REPORT



                        Pursuant to Section 15(d) Of The
                         Securities Exchange Act of 1934


                      For the Year Ended December 31, 1998





                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN




                              ZIONS BANCORPORATION
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111

Item 1.       Changes in the Plan

The Plan was completely amended and restated as of October 1, 1992, with certain provisions retroactively effective as of January 1, 1989. In 1994, the Plan was amended for the purpose of maintaining its qualification under Internal Revenue Code pursuant to the Tax Reform Act of 1986 and, in order to conform the Plan to the requirements of the Unemployment Compensation Act of 1992 and the Omnibus Budget Reconciliation Act of 1993 and to facilitate the merger of the National Bank of Arizona Savings and Retirement Plan and the Rio Salado Bancorp. Inc. Retirement Plan into the Plan. No changes were made in the Plan during the year 1998.

Item 2.       Changes in Investment Policy

During 1997 the Plan increased the number of investment fund types it maintains from four to nine. The separate types of investment funds maintained by the Plan are as follows: (i) company securities, which consists of Company stock and short-term investments pending the acquisition of Company securities; (ii) Accessor Growth Portfolio, which seeks capital growth by investing primarily in companies and industries from the 500 U.S. issuers with the largest market capitalization and well-established records of growth in profits and earnings;
(iii) Accessor Value and Income Portfolio, which seeks a high level of current income and capital growth by investing primarily in companies and industries from the 500 U.S. issuers with the largest market capitalization and attractive valuation levels; (iv) Accessor Small to Mid Cap Portfolio which seeks capital growth by investing primarily in equity securities of small-to-medium sized companies with high growth potential; (v) Accessor International Equity Portfolio which seeks the growth of capital by investing primarily in equity securities of companies domiciled in countries other than the United States;
(vi) Accessor Intermediate Fixed-Income Portfolio which seeks the generation of current income by investing in fixed-income securities; (vii) Accessor Short-Intermediate Fixed-Income Portfolio which seeks preservation of capital and generation of current income by investing primarily in fixed-income securities, including government bonds, corporate bonds and mortgage-backed securities, (viii) Accessor Mortgage Securities Portfolio which seeks a high level of current income by investing in mortgage-related securities; and (ix) U.S. Government Money Portfolio which seeks maximum current income consistent with the preservation of principal and liquidity, investing primarily in short-term obligations issued by or guaranteed by the U.S. Government, its agencies or instrumentalities. No changes in investment policy were made during the year 1998.

Item 3.       Contributions under the Plan

The Company's contributions are measured by reference to employee contributions and are not discretionary.

Item 4.       Participating Employees

There were 3,893 participating employees in the Plan on December 31, 1998.

Item 5.    Administration of the Plan

(a) Zions Bancorporation is the Plan administrator. The Company's Board of Directors has appointed an Administrative Committee consisting of six persons. The Committee has full power and authority to administer the Plan and to interpret its provisions.
       The present members of the Committee and their positions held are:

         Member                             Position - Company
---------------------------   --------------------------------------------------

Clark B. Hinckley, Chairman   Senior Vice President of Zions Bancorporation

Harris H. Simmons             President and Chief Executive Officer of Zions
                              Bancorporation

Dale M. Gibbons               Executive Vice President of Zions Bancorporation

W. David Hemingway            Executive Vice President of Zions Bancorporation

Richard G. Crandall           Vice President of Zions First National Bank

Russell W. Miller             President of Zions Insurance Agency, Inc.

The address of each fiduciary listed above is One South Main, Suite 1380, Salt Lake City, Utah 84111.

(b) No compensation is paid to the Committee members by the Plan. All expenses of the Plan and its administration are paid by the Company.

ITEM 6.    CUSTODIAN OF INVESTMENTS

(a) Zions First National Bank, One South Main Street, Salt Lake City, Utah 84111 is the custodian and trustee.

(b) The custodian and trustee receives no compensation from the Plan.

Item 7.       Reports to Participating Employees

Participating employees are furnished an annual statement reflecting the status of their accounts as of the end of the fiscal year.

Item 8.       Investment of Funds

As elected by participants, approximately seventy seven percent of the assets of the Plan are invested in securities of the Company, and approximately twenty percent in Accessor Funds.

Item 9.  Financial Statements and Exhibits

(a)    Financial Statements                                                 Page
                                                                            ----

Independent Auditors' Report ..............................................  31

Statements of Net Assets Available for Benefits -
     December 31, 1998 and 1997 ............................................ 32

Statements of Changes in Net Assets Available for Benefits -
    Years ended December 31, 1998, 1997, and 1996  ........................  33

Notes to Financial Statements .............................................. 34

Schedules - Schedules I, II, and III have been omitted for the reasons that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

(b) Exhibits - None

                          Independent Auditors' Report



The Trust Committee
Zions Bancorporation
Employee Investment Savings Plan:


We have audited the accompanying statements of net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the plan administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the plan administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions for the year ended December 31, 1998, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 1998 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                             /s/KPMG LLP

March 16, 1999

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                 Statements of Net Assets Available for Benefits

                           December 31, 1998 and 1997


                                                                            1998           1997
                                                                        ------------   ------------
Assets:
   Cash and cash equivalents ........................................   $     28,747        136,111

   Investments, at fair value:
         Zions Bancorporation common stock (approximate cost
                  of $21,778,604 in 1998 and $17,287,725 in 1997) ...    111,008,195     83,746,551
         Accessor funds (approximate cost of $25,648,054 in 1998
                  and $19,168,929 in 1997) ..........................     28,257,934     19,380,190
         Fidelity U.S. government reserves (approximate cost of
                  $2,802,271 in 1998 and $2,406,968 in 1997) ........      2,802,271      2,406,968
         Employee loans .............................................      1,469,143      1,581,233
                                                                        ------------    -----------
                                                                         143,537,543    107,114,942
   Contributions receivable:
         Employee ...................................................        270,707         35,855
         Employer ...................................................         56,060          6,737

   Dividends receivable .............................................        249,399        221,478
   Interest receivable ..............................................          1,319          3,227
   Wires receivable .................................................           --           10,679
                                                                        ------------    -----------
        Total assets ................................................    144,143,775    107,529,029
                                                                        ------------    -----------

Liabilities - accounts payable ......................................           --           40,483
                                                                        ------------    -----------
Net assets available for benefits ...................................   $144,143,775    107,488,546
                                                                        ============    ===========

See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

           Statements of Changes in Net Assets Available for Benefits

                  Years ended December 31, 1998, 1997 and 1996


                                                                 1998           1997           1996
                                                             ------------   ------------   ------------
Additions to net assets attributed to:
   Investment income:
         Net appreciation in fair value of investments ...   $ 34,672,299     36,818,202     12,105,270
         Dividends .......................................      1,402,606      3,053,076        732,045
         Interest ........................................        156,435        279,067        361,768
                                                             ------------    -----------     ----------
                                                               36,231,340     40,150,345     13,199,083
                                                             ------------    -----------     ----------

   Contributions:
         Employee ........................................      4,893,777      2,715,037      2,049,269
         Employer ........................................        991,783        543,577        430,015
         Plan rollovers:
                  Nonaffiliated plans ....................      3,248,154      4,132,145        342,799
                  Affiliated plan ........................            --             --         183,050
                                                             ------------    -----------     ----------
                                                                9,133,714      7,390,759      3,005,133
                                                             ------------    -----------     ----------
                                                               45,365,054     47,541,104     16,204,216
                                                             ------------    -----------     ----------
Total additions

Deductions from net assets -
   benefits paid directly to participants ................      8,709,825      4,550,690      3,337,348
                                                             ------------    -----------     ----------
                                                               36,644,229     42,990,414     12,866,868
Net increase

Net assets available for benefits:
   Beginning of year .....................................    107,488,546     64,498,132     51,631,264
                                                             ------------    -----------     ----------
   End of year ...........................................   $144,143,775    107,488,546     64,498,132
                                                             ============    ===========     ==========

See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997


(1)    Plan Description

       The following description of the Zions Bancorporation Employee Investment Savings Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.


       (a)    General

              The Plan is a single employer contributory plan that is designed to provide retirement benefits for eligible employees under a pretax salary reduction (deferral) arrangement and, if employees so elect, an opportunity to acquire stock ownership in Zions Bancorporation (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974.


       (b)    Eligibility

              Participation in the Plan is voluntary. An employee is eligible to become a participant on January 1 or July 1, whichever coincides with, or immediately follows, the latter of the date on which the employee completes at least 1,000 hours of service during 12 continuous months and attains the age of 21. At December 31, 1998 and 1997, there were 3,893 and 3,240 participants, respectively, in the Plan.


       (c)    Employee and Company Contributions

              Participants may elect to contribute one to fifteen percent of their compensation to the Employee Investment Savings Plan, limited by participant contributions made to the Zions Bancorporation Employee Stock Savings Plan. The Company contributes an amount equal to 25 percent of the contribution made by each participant up to ten percent of their compensation with no match made on contributions in excess thereof. The maximum amount a participant may contribute to the Plan in a calendar year is the lesser of fifteen percent of their compensation, or $10,000 for 1998.


       (d)    Allocation of Income or Loss

              Investment income is allocated to each participant's account in proportion to the investment shares held in that participant's account to the total investment shares held in the Plan.


       (e)    Vesting and Payment of Benefits

              Employee contributions and the employees' share of the Company contributions are 100 percent vested at all times. Benefits are paid upon death, disability, retirement, or earlier, subject to certain restrictions. Benefits are paid in shares of stock and/or cash pursuant to the nature of the investment vehicle selected by the participant.

                                                                    (continued)

       (f)    Investment Options

              As of December 31, 1998, the Plan maintains three separate types of investment funds: (i) Company securities, which consist of Company stock; (ii) Accessor funds, consisting of seven investment options (Accessor growth fund adv class, Accessor value and income adv class, Accessor small to mid-cap adv class, Accessor international equity adv class, Accessor intermediate fixed income adv class, Accessor mortgage securities adv class, Accessor short-term intermediate fixed income adv class); and (iii) Fidelity U.S. government reserves.


       (g)    Participant Loans

              Beginning October 1, 1992, a participant who is an active employee may apply for and obtain a loan of up to 50 percent of the eligible amounts in their account. Loans are secured by the participant's account. Loan repayment is made through payroll deduction.


       (h)    Plan Termination

              Although the Company has not expressed any intent to do so, it has the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to provisions of ERISA.


(2)    Summary of Significant Accounting Policies

       The following is a summary of significant accounting policies followed by the Plan in the preparation of its financial statements:


       (a)    Basis of Presentation

              The Plan's financial statements are presented on the accrual basis of accounting.


       (b)    Investments

              Quoted market prices have been used to determine the fair value of investments. Purchases and sales of investments are recorded on a settlement-date basis, which does not materially differ from using the trade-date basis required by generally accepted accounting principles.

              Net unrealized appreciation represents the difference between the book value and the market value of investments held at year-end. Book value is the market value at the end of the previous fiscal year, or cost if the investment was purchased during the year.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997

              The following investments represent five percent or more of the net assets available for plan benefits at December 31:

                                                         1998           1997
                                                     ------------   ------------
              Zions Bancorporation common stock      $111,008,195     83,746,551
              Accessor growth fund adv class            8,495,197            --

       (c)    Cost of Administration

              All costs of administration are currently being absorbed by the Company.


       (d)    Cash and Cash Equivalents

              Cash and cash equivalents include cash and short-term investments with maturity dates of 90 days or less.


       (e)    Reclassifications

              Certain reclassifications have been made in the 1997 financial statements to conform with the 1998 presentation.


       (f)    Use of Estimates

              The preparation of the financial statements and supplemental schedules in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and supplemental schedules and the reported amounts of changes in net assets during the reporting period. Actual results could differ from those estimates.


(3)    Tax Status

       The Plan obtained its latest determination letter on June 5, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


(4)    Zions Bancorporation Common Stock

       At December 31, 1998 and 1997, the investment in common stock of the Company consisted of 1,779,691 and 1,845,654 shares, respectively.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997

(5)    Financial Information by Fund Type

       Financial information by fund type as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, are as follows:

           Statement of Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1998

                                            Zions                       Fidelity
                                           Bancorp-                       U.S.
                                           oration                       govern-
                                           common        Accessor         ment         Employee
                                           stock          funds*        reserves        loans          Other          Total
                                        ------------   ------------   ------------   ------------   ------------   ------------
 Assets:
   Cash and cash equivalents ........           --             --             --             --           28,747         28,747

   Investments, at fair value:
     Zions Bancorporation common ....   $111,008,195           --             --             --             --      111,008,195
       stock
     Accessor funds .................           --       28,257,934           --             --             --       28,257,934
     Fidelity U.S. government .......           --             --        2,802,271           --             --        2,802,271
       reserves
     Employee loans .................           --             --             --        1,469,143           --        1,469,143
                                        ------------   ------------   ------------   ------------   ------------   ------------
                                         111,008,195     28,257,934      2,802,271      1,469,143           --      143,537,543
Contributions receivable:
   Employee .........................           --             --             --             --          270,707        270,707
   Employer .........................           --             --             --             --           56,060         56,060
Dividends receivable ................           --             --             --             --          249,399        249,399
Interest receivable .................           --             --             --             --            1,319          1,319
                                        ------------   ------------   ------------   ------------   ------------   ------------
Net assets available for benefits ...   $111,008,195     28,257,934      2,802,271      1,469,143        606,232    144,143,775
                                        ============   ============   ============   ============   ============   ============


*        Accessor funds shown in detail in note 6.





                                                                     (continued)

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997


           Statement of Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1997

                                                  Zions                       Fidelity
                                                 Bancorp-                       U.S.
                                                 oration                       govern-
                                                 common        Accessor         ment         Employee
                                                 stock          funds*        reserves        loans          Total
                                              ------------   ------------   ------------   ------------   ------------
 Assets:
   Cash and cash equivalents ..............   $     34,561         54,545           --           47,005        136,111

   Investments, at fair value:
      Zions Bancorporation common stock ...     83,746,551           --             --             --       83,746,551
      Accessor funds ......................           --       19,380,190           --             --       19,380,190
      Fidelity U.S. government reserves ...           --             --        2,406,968           --        2,406,968
      Employee loans ......................           --             --             --        1,581,233      1,581,233
                                              ------------   ------------   ------------   ------------   ------------
                                                83,746,551     19,380,190      2,406,968      1,581,233    107,114,942

   Contributions receivable:
      Employee ............................         15,626         17,999          2,230           --           35,855
      Employer ............................          3,050          3,280            407           --            6,737
    Dividends receivable ..................        221,478           --             --             --          221,478
    Interest receivable ...................            818           --             --            2,409          3,227
    Wires receivable ......................           --            9,502          1,177           --           10,679
                                              ------------   ------------   ------------   ------------   ------------
           Total assets ...................     84,022,084     19,465,516      2,410,782      1,630,647    107,529,029

Liabilities  - accounts payable ...........         21,847         16,266            560          1,810         40,483
                                              ------------   ------------   ------------   ------------   ------------
Net assets available for benefits .........   $ 84,000,237     19,449,250      2,410,222      1,628,837    107,488,546
                                              ============   ============   ============   ============   ============


         *  Accessor funds shown in detail in note 6.




                                                                     (continued)

                             ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997

     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1998

                                             Zions                      Fidelity
                                         Bancorporation                    U.S.
                                             common        Accessor     government    Employee
                                             stock          funds*       reserves       loans          Other         Total
                                          ------------   ------------  ------------  ------------   ------------  ------------
 Additions to net assets
   attributed to:
     Investment income:
        Net appreciation in
          fair value of investments...... $ 30,451,745      4,181,224        39,330          --             --      34,672,299
        Dividends .......................      723,420        313,486       116,269          --          249,431     1,402,606
        Interest ........................        4,695          2,311          --         148,110          1,319       156,435
                                          ------------   ------------  ------------  ------------   ------------  ------------
                                            31,179,860      4,497,021       155,599       148,110        250,750    36,231,340
                                          ------------   ------------  ------------  ------------   ------------  ------------
     Contributions:
      Employee ..........................    1,935,542      2,488,565       198,963          --          270,707     4,893,777
      Employer ..........................      397,767        511,144        26,812          --           56,060       991,783
      Plan rollovers -
        nonaffiliated plan ..............    1,309,368      1,840,568        98,218          --             --       3,248,154
                                          ------------   ------------  ------------  ------------   ------------  ------------
                                             3,642,677      4,840,277       323,993          --          326,767     9,133,714
                                          ------------   ------------  ------------  ------------   ------------  ------------
    Principal loan payments .............      556,538        136,587       231,093      (952,933)        28,715          --
                                          ------------   ------------  ------------  ------------   ------------  ------------
           Total additions ..............   35,379,075      9,473,885       710,685      (804,823)       606,232    45,365,054

Deductions from net assets attributed to:
     Benefits paid to ...................    6,728,228      1,126,134       687,458       168,005           --       8,709,825
        participants
     Loans disbursed ....................      476,395        316,966        19,773      (813,134)          --            --
                                          ------------   ------------  ------------  ------------   ------------  ------------

           Total deductions .............    7,204,623      1,443,100       707,231      (645,129)          --       8,709,825
                                          ------------   ------------  ------------  ------------   ------------  ------------
 Interfund transfers ....................   (1,166,494)       777,899       388,595          --             --            --
                                          ------------   ------------  ------------  ------------   ------------  ------------
           Net increase (decrease).......   27,007,958      8,808,684       392,049      (159,694)       606,232    36,655,229
Net assets available for benefits:
    Beginning of year ...................   84,000,237     19,449,250     2,410,222     1,628,837           --     107,488,546
                                          ------------   ------------  ------------  ------------   ------------  ------------
    End of year ......................... $111,008,195     28,257,934     2,802,271     1,469,143        606,232   144,143,775
                                          ============   ============  ============  ============   ============  ============

         *  Accessor funds shown in detail in note 6.






                                                                    (continued)

                             ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997

     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1997

                                      Zions                                                      Fidelity
                                     Bancorp-                                                      U.S.
                                     oration                                                      govern-
                                     common     Fidelity       Money      Fixed      Accessor      ment     Employee
                                     stock     mutual fund     market     income      funds*     reserves     loans         Total
                                   ----------- -----------  ----------- ----------- ----------- ----------- -----------  -----------

 Additions to net assets
   attributed to:
    Investment income:
      Net appreciation
        (depreciation)
        in fair value
        of investments ........... $35,955,118   2,009,330         --        10,674  (1,190,747)     33,827        --     36,818,202
      Dividends ..................   1,081,318        --           --        39,451   1,911,698      20,609        --      3,053,076
      Interest ...................       6,377         665      137,608         721       1,380        --       132,316      279,067
                                   ----------- -----------  ----------- ----------- ----------- ----------- -----------  -----------
                                    37,042,813   2,009,995      137,608      50,846     722,331      54,436     132,316   40,150,345
                                   ----------- -----------  ----------- ----------- ----------- ----------- -----------  -----------
    Contributions:
      Employee ...................   1,209,640     597,263      137,829      65,191     627,369      77,745        --      2,715,037
      Employer ...................     256,049     129,112       12,726      11,954     118,990      14,746        --        543,577
      Plan rollovers
        -nonaffiliated plan ......   1,559,859     102,668       38,611      39,018   2,090,624     301,365        --      4,132,145
                                   ----------- -----------  ----------- ----------- ----------- ----------- -----------  -----------
                                     3,025,548     829,043      189,166     116,163   2,836,983     393,856        --      7,390,759
                                   ----------- -----------  ----------- ----------- ----------- ----------- -----------  -----------
    Principal loan payments.......     455,302      74,763       42,000       3,000     120,022      21,008    (716,095)        --
                                   ----------- -----------  ----------- ----------- ----------- ----------- -----------  -----------
         Total additions..........  40,523,663   2,913,801      368,774     170,009   3,679,336     469,300    (583,779)  47,541,104

Deductions from net
   assets attributed
   to:
      Benefits paid to
        participants .............   3,069,345     242,982      199,921      51,330     279,353     608,285      99,474    4,550,690
      Loans disbursed ............     552,521     169,997       69,472        --       127,725      22,356    (942,071)        --
                                   ----------- -----------  ----------- ----------- ----------- ----------- -----------  -----------
         Total deductions.........   3,621,866     412,979      269,393      51,330     407,078     630,641    (842,597)   4,550,690
                                   ----------- -----------  ----------- ----------- ----------- ----------- -----------  -----------
Interfund transfers ..............  (1,346,059)(11,439,039)  (4,779,540) (1,183,917) 16,176,992   2,571,563        --           --
                                   ----------- -----------  ----------- ----------- ----------- ----------- -----------  -----------
         Net increase (decrease) .  35,555,738  (8,938,217)  (4,680,159) (1,065,238) 19,449,250   2,410,222     258,818   42,990,414

Net assets available for benefits:
      Beginning of year ..........  48,444,499   8,938,217    4,680,159   1,065,238        --          --     1,370,019   64,498,132
                                   ----------- -----------  ----------- ----------- ----------- ----------- -----------  -----------
      End of year ................ $84,000,237        --           --          --    19,449,250   2,410,222   1,628,837  107,488,546
                                   =========== ===========  =========== =========== =========== =========== ===========  ===========

 *         Accessor funds shown in detail at note 6.

                                                                     (continued)

                             ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997



     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1996

                                                 Zions
                                            Bancorporation   Fidelity
                                                 common       mutual       Money       Fixed        Employee
                                                 stock         fund        market      income         loans         Total
                                             ------------  ------------ ------------ ------------  ------------  ------------
Additions to net assets attributed to:
    Investment income:
      Net appreciation
        (depreciation) in fair
        value of investments ............... $ 11,090,943     1,039,045         --        (24,718)         --      12,105,270
      Dividends ............................      581,303        75,331         --         75,411          --         732,045
      Interest .............................        1,972         1,695      222,032          456       135,613       361,768
                                             ------------  ------------ ------------ ------------  ------------  ------------
                                               11,674,218     1,116,071      222,032       51,149       135,613    13,199,083
                                             ------------  ------------ ------------ ------------  ------------  ------------
    Contributions:
      Employee .............................      829,922       898,971      220,000      100,376          --       2,049,269
      Employer .............................      172,015       188,689       51,176       18,135          --         430,015
      Plan rollovers .......................      250,017        80,839       15,152      179,841          --         525,849
                                             ------------  ------------ ------------ ------------  ------------  ------------
                                                1,251,954     1,168,499      286,328      298,352          --       3,005,133
                                             ------------  ------------ ------------ ------------  ------------  ------------
Principal loan payments ....................      462,897       119,887      131,170       25,426      (739,380)         --
                                             ------------  ------------ ------------ ------------  ------------  ------------
              Total additions ..............   13,389,069     2,404,457      639,530      374,927      (603,767)   16,204,216

Deductions from net assets attributed to:
    Benefits paid to participants ..........    2,332,669       453,309      317,861      137,634        95,875     3,337,348
    Loans disbursed ........................      465,087       179,736       81,083       11,244      (737,150)         --
                                             ------------  ------------ ------------ ------------  ------------  ------------
               Total deductions ............    2,797,756       633,045      398,944      148,878      (641,275)    3,337,348
                                             ------------  ------------ ------------ ------------  ------------  ------------
Interfund transfers ........................     (313,598)      499,516       69,855     (255,773)         --            --
                                             ------------  ------------ ------------ ------------  ------------  ------------
              Net increase (decrease) ......   10,277,715     2,270,928      310,441      (29,724)       37,508    12,866,868

Net assets available for benefits:
    Beginning of year ......................   38,166,784     6,667,289    4,369,718    1,094,962     1,332,511    51,631,264
                                             ------------  ------------ ------------ ------------  ------------  ------------
    End of year ............................ $ 48,444,499     8,938,217    4,680,159    1,065,238     1,370,019    64,498,132
                                             ============  ============ ============ ============  ============  ============

                                                                     (continued)

                             ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997


(6)    Financial Information by Accessor Funds Investment Option

           Statement of Changes in Accessor Funds Net Assets Available
                        for Benefits by Investment Option
                          Year ended December 31, 1998

                                                                                                               Short-
                                                                                                               term
                                                                                         Inter-                inter-
                                                       Value      Small      Inter-     mediate               mediate
                                                        and      to mid-    national     fixed     Mortgage    fixed
                                            Growth     income      cap       equity      income   securities   income      Total
                                          ---------- ---------- ---------- ----------  ---------- ---------- ----------  ----------
Additions to net assets
   attributed to:
    Investment income:
      Net appreciation in fair
        value of investments ............ $2,373,297    461,472    777,111    449,622      73,451      5,104     41,167   4,181,224
      Dividends .........................      9,849     52,715       --         --       194,392     48,551      7,979     313,486
      Interest ..........................        406      1,753        152       --          --         --         --         2,311
                                          ---------- ---------- ---------- ----------  ---------- ---------- ----------  ----------
                                           2,383,552    515,940    777,263    449,622     267,843     53,655     49,146   4,497,021
                                          ---------- ---------- ---------- ----------  ---------- ---------- ----------  ----------
Contributions:
  Employee ..............................    780,655    397,915    545,484    314,782     241,053    123,519     85,157   2,488,565
  Employer ..............................    161,407     80,626    113,335     64,343      49,438     24,533     17,462     511,144
  Plan rollovers
    -nonaffiliated plans ................    552,296    560,310    341,629    146,239     119,154     78,169     42,771   1,840,568
                                          ---------- ---------- ---------- ----------  ---------- ---------- ----------  ----------
                                           1,494,358  1,038,851  1,000,448    525,364     409,645    226,221    145,390   4,840,277
                                          ---------- ---------- ---------- ----------  ---------- ---------- ----------  ----------
Principal loan payments .................     34,309     21,084     27,025     18,054      16,845     11,963      7,307     136,587
                                          ---------- ---------- ---------- ----------  ---------- ---------- ----------  ----------
       Total additions ..................  3,912,219  1,575,875  1,804,736    993,040     694,333    291,839    201,843   9,473,885

Deductions from net assets attributed to:
    Benefits paid
      to participants ...................    235,970    225,348    239,349    178,271     167,032     21,651     58,513   1,126,134
    Loans disbursed .....................     81,064     61,133     55,110     26,614      76,988      8,321      7,736     316,966
                                          ---------- ---------- ---------- ----------  ---------- ---------- ----------  ----------
       Total deductions .................    317,034    286,481    294,459    204,885     244,020     29,972     66,249   1,443,100
                                          ---------- ---------- ---------- ----------  ---------- ---------- ----------  ----------
Interfund transfers .....................    619,581    190,387    284,625    (82,735)    252,196    136,242   (622,397)    777,899
                                          ---------- ---------- ---------- ----------  ---------- ---------- ----------  ----------
       Net increase
         (decrease) .....................  4,214,766  1,479,781  1,794,902    705,420     702,509    398,109   (486,803)  8,808,684
Net assets
   available for benefits:
    Beginning of year ...................  4,280,431  3,386,177  4,113,602  2,729,008   3,070,995    641,784  1,227,253  19,449,250
                                          ---------- ---------- ---------- ----------  ---------- ---------- ----------  ----------
    End of year ......................... $8,495,197  4,865,958  5,908,504  3,434,428   3,773,504  1,039,893    740,450  28,257,934
                                          ========== ========== ========== ==========  ========== ========== ==========  ==========

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                           December 31, 1998 and 1997

(6)    Financial Information by Accessor Funds Investment Option

           Statement of Changes in Accessor Funds Net Assets Available
                        for Benefits by Investment Option
                          Year ended December 31, 1997

                                                                                                               Short-
                                                                                                                term
                                                                                        Inter-                 inter-
                                                       Value      Small      Inter-     mediate                mediate
                                                        and       to mid-   national     fixed     Mortgage    fixed
                                            Growth     income      cap       equity      income   securities   income     Total
                                          ---------- ---------- ---------- ----------  ---------- ---------- ---------- ----------
Additions to net assets
   attributed to:
    Investment income (loss)..............$  118,302    220,511    394,169   (157,230)    110,284     18,387     17,908    722,331
   Contributions .........................   652,443    465,441    575,766    454,634     421,771     91,294    175,634  2,836,983
   Principal loan payments ...............    36,217     16,821     26,259     22,879      11,886      2,411      3,549    120,022
                                          ---------- ---------- ---------- ----------  ---------- ---------- ---------- ----------
       Total additions....................   806,962    702,773    996,194    320,283     543,941    112,092    197,091  3,679,336

Deductions from net assets attributed to:
    Benefits paid
      to participants.....................   108,867     31,295     47,247     44,652      33,046        730     13,516    279,353
    Loans disbursed ......................    38,541     17,901     27,944     24,347      12,649      2,566      3,777    127,725
                                          ---------- ---------- ---------- ----------  ---------- ---------- ---------- ----------
       Total deductions ..................   147,408     49,196     75,191     68,999      45,695      3,296     17,293    407,078
                                          ---------- ---------- ---------- ----------  ---------- ---------- ---------- ----------
Interfund transfers....................... 3,620,877  2,732,600  3,192,599  2,477,724   2,572,749    532,988  1,047,455 16,176,992
                                          ---------- ---------- ---------- ----------  ---------- ---------- ---------- ----------
       Net increase ...................... 4,280,431  3,386,177  4,113,602  2,729,008   3,070,995    641,784  1,227,253 19,449,250

Net assets available for benefits:
    Beginning of year.......................    --         --         --         --          --         --         --         --
                                          ---------- ---------- ---------- ----------  ---------- ---------- ---------- ----------
    End of year ..........................$4,280,431  3,386,177  4,113,602  2,729,008   3,070,995    641,784  1,227,253 19,449,250
                                          ========== ========== ========== ==========  ========== ========== ========== ==========

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

           Line 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1998


    (a)                                                                                                      (e)
  Party in             (b)                                   (c)                                (d)        Current
  interest           Issuer                        Investment description                    Cost (1)       value
------------  --------------------    ----------------------------------------------       -----------   -----------
    *                                 Investments at fair value determined by quoted
                                         market prices:
              Zions Bancorporation         Zions Bancorporation common stock               $21,778,604   111,008,195

              Accessor                     Accessor growth fund adv class                    6,867,230     8,495,197
                                           Accessor value and income adv class               4,797,594     4,865,958
                                           Accessor small to mid-cap adv class               5,416,724     5,908,504
                                           Accessor international equity adv class           3,026,980     3,434,428
                                           Accessor intermediate fixed income adv
                                             class                                           3,745,727     3,773,504
                                           Accessor mortgage securities adv class            1,048,810     1,039,893
                                           Accessor short-term intermediate fixed
                                             income adv class                                  744,989       740,450

              Fidelity
                 Investments
                 Institutional
                 Brokerage Group           Fidelity U.S. government reserves                 2,802,271     2,802,271


                                      Investments at fair value which is
                                         approximated by book value -
                                         participant loans (261) with interest
                                         between 7 and 10.5 percent and
                                         maturing by 2026                                    1,469,143     1,469,143
                                                                                           -----------   -----------
                                                                                           $51,698,072   143,537,543
                                                                                           ===========   ===========

Notes:
*    Party-in-interest
     There were no nonexempt party-in-interest transactions.
     There were no assets which were both acquired and disposed of during the year.
(1) Cost is determined using the average-cost method applied on a participant-by-participant basis.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                 Line 27d - Schedule of Reportable Transactions
                          Year ended December 31, 1998




                                                                                               (h)
                                                                                             Current
      (a)                                                                                     value
  Identity of                                   (c)                             (g)         of asset
     party                (b)                Purchase            (d)          Cost of       on trans-          (i)
   involved      Description of asset          price        Selling price      asset       action date       Net gain
---------------  --------------------    ----------------   --------------  ------------  --------------  --------------
Zions
   Bancorp-      Zions Bancorporation
   oration         common stock          $              -        9,207,511     1,704,972       9,207,511       7,502,539

                 Zions Bancorporation
                   common stock                 6,219,975                -             -       6,219,975               -
